EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Delivers Best Drill Hole to Date in

Water Well Zone, Eureka Project, Nevada

Coeur d’Alene, Idaho – March 9, 2022 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) is pleased to report results from four more drill holes from the second phase of the 2021 drilling program at its 100%-controlled Eureka Project in Nevada. The Company recently completed the 6,536-meter (m) program initiated in July 2021. These results are from three core holes and one reverse circulation (RC) hole, comprising approximately 1,393m. A new core hole located 120m south of the original Water Well Zone (WWZ) discovery holes has returned the best grade-thickness yet reported from the zone, a span of 41.1m averaging 5.03 grams of gold per tonne (g/t). The details of the high-grade interval in BHSE-212C are summarized below:

Table 1. Details of BHSE-212C Drill Intercepts

Hole	Type	Azimuth	Inclination	From (m)	To (m)	Interval (m)	Gold (g/t)
BHSE-212C	Core	0°	-90°	316.1	357.2	41.1	5.03
			Including	317.6	345.0	27.4	7.30
			and, including	317.6	337.4	19.8	9.49
			and, including	317.6	323.7	6.10	16.90

Other significant gold intercepts from these holes include:

•	9.1m at 1.21 g/t gold from 324.6m depth in BHSE-209 (an RC hole), including 4.6m at 2.07 g/t gold from 326.1m depth; and
•	9.1m at 1.34 g/t gold from 255.1m depth in BHSE-210C (a core hole).

Patrick Highsmith, Timberline’s President and CEO commented, “We are very excited to report another thick, high-grade intercept from the Water Well Zone at our Eureka Project. In stepping out 120m south from previous drilling, we have drilled one of the best holes in the history of the Lookout Mountain area. The zone is showing good continuity and excellent grade, and it is wide open to the south and to the east. The Lookout Mountain resource and the IP anomaly in the Graben Zone continue well to the south from this drilling, and we look forward to testing our geologic model for the Water Well Zone in this highly prospective north-south corridor. We are planning extensive drilling to follow-up these excellent intercepts from both BHSE-212C and the previously reported BHSE-220C.”

These results constitute most of the balance of outstanding drilling data from the WWZ, which lies immediately east of the Lookout Mountain gold resource (Figure 1). Results are pending for portions of four additional holes from the WWZ, including BHSE-220C, which included a high-grade interval (see Company news release dated February 24, 2022).

Drill holes BHSE-218R/C and BHSE-210C tested the projected northwestern margin of the WWZ, and the mineralization can be seen to narrow as the Dunderberg Shale pinches or is faulted out.  Drill holes BHSE-212C and BHSE-209 tested the southeastern limits of the WWZ, and both holes returned encouraging results that indicate the system is open to the south and southeast. Drill hole BHSE-212C is the southernmost drill site to date at the WWZ, representing a step out of 120m south from the original WWZ drill collars. All the major mineralized intervals reported here occur near the base of the Dunderberg Shale in intensely altered carbonaceous, siliceous, and sulfide-bearing siltstones and breccias or (to a lesser extent) at the top of the underlying Hamburg Dolomite in altered, oxidized dolomite breccias.

This basal unit of the Dunderberg Shale is now confirmed to be consistently mineralized and extensive over an elongate oval footprint spanning at least 400m in the south to north direction and 200m in the west to east direction.

Geology and Drilling Details

The WWZ is a downdip extension of the Lookout Mountain mineralization that was discovered by Timberline in 2015 (see Company news release dated February 14, 2015). Including these results, Timberline has now drill tested the zone with twelve (12) holes that are believed to have penetrated most of the hosting unit. Based on these significant intercepts, the WWZ averages 18.8 meters thick and 3.12 g/t of gold. Recent results have highlighted areas of substantially higher thickness and grade at the northern and southern limits of the drilling. The grade of the drilling in the WWZ continues to exceed the average grade of the Lookout Mountain Deposit.

The WWZ occupies a favorable horizon at the basal contact of the Dunderberg Shale with the Hamburg Dolomite. At this horizon, Timberline geologists have noted significant multi-staged collapse brecciation that likely accounts for the development of porosity and permeability. The mineralizing fluids exploited this horizon, evidenced by associated intense silicification, sulfidation, and carbonaceous replacement. The resulting jasperoid contains abundant fine sooty pyrite and oftentimes, the arsenic sulfide minerals orpiment and realgar.

The favorable jasperoid alteration and mineralization has now been shown to occur over an extensive area, accentuated by thicker and higher-grade intercepts in BHSE-220C in the north and BHSE-212C in the south (Figure 1). The basal Dunderberg host unit is clearly offset by faulting throughout the WWZ as evidenced by the variable thickness and depth. These and other faults may also affect the fluid pathways through the host rock, so these structures could explain the higher quality mineralization encountered in holes such as BHSE-204, 205, 211C, 220C, and 212C.

The results from drill hole BHSE-212 are very encouraging as the mineralization is thicker and higher-grade than has been seen before in the WWZ. At over 206 gram-meters of gold (expressed as grade – thickness), the Company notes that this is one of the richest holes drilled to date in the entire Lookout Mountain area. The mineralization occurs at the base of the Dunderberg Shale and into the top of the Hamburg Dolomite. This zone is consistently mineralized up-dip to the west in the Lookout Mountain resource, but it has not been tested farther east or south from this hole (Figure 2). There are important faults interpreted to flank this high-grade zone, so Timberline geologists are currently updating the geologic model with this new information to refine drill targets.

2 | TIMBERLINE RESOURCES

Table 2. Summary of Significant Intercepts from this Drilling in the WWZ (Cutoff Grade 0.2 g/t)

Hole	Type	Azimuth (°)	Inclination (°)	From (m)	To (m)	Interval (m)	Gold (g/t)
BHSE-209	RC	0	-90	324.6	333.8	9.1	1.21
			including	326.1	330.7	4.6	2.07
			and	355.1	361.2	6.1	0.74
			and	364.2	374.9	10.7	0.85
BHSE-210C	Core	0	-90	255.1	264.3	9.1	1.34
			including	255.1	261.2	6.1	1.86
BHSE-212C	Core	0	-90	316.1	357.2	41.1	5.03
			including	317.6	345.0	27.4	7.30
				317.6	337.4	19.8	9.49
				317.6	323.7	6.1	16.90
				328.3	335.9	7.6	8.03

Assay results are arriving regularly in small batches. Timberline expects analytical results for the remaining approximately 1,000 samples from this drill program to be released systematically by ALS Global in multiple batches over the next several weeks. In addition, multi-element analyses are underway on approximately 25% of the samples, which is expected to assist in modeling and targeting for the next phases of drilling.

Comparative Results from Core and RC Drilling and Future Work

As previously reported, the partial results of the 2021 drilling program to date indicate that diamond core drilling may be demonstrating significantly higher grade from mineralized intervals than reverse circulation drilling. This release includes analytical results from three additional core holes, but there are no twinning comparisons between RC and core drilling.  Two of the core holes (BHSE-210C and BHSE-218C) are near the northwestern margin of the system and do not appear to have passed through robust WWZ mineralization. BHSE-212C is the best hole yet drilled in the WWZ and lies well south of any other drilling to date. Hence, the Company is still not yet able to draw conclusions about comparisons between RC drilling and core drilling with respect to gold grade.

Much of the drilling in the WWZ has encountered groundwater inflow during drilling. While groundwater is common in exploration drilling, it can affect sample quality in RC drilling. Fine grained material may be washed away during the drilling and sampling process, and drill cuttings may be washed into the hole from higher up. Either circumstance could result in under-reporting of gold grades when sampling with RC drilling beneath the water table. Core drilling is generally regarded as superior to RC drilling for the quality of both assays and geological information, but it is also much more costly. As previously reported in October 2021, Timberline directed more core drilling into the WWZ during this program to evaluate the reliability of gold grades and increase the confidence of geological interpretations.

3 | TIMBERLINE RESOURCES

This phenomenon is well known in the gold exploration industry, as anecdotal reports and some comprehensive studies have demonstrated higher gold grades from core drilling when comparing with twin RC drill holes. The discrepancy reported in the Company’s news release on February 24, 2022 was higher than expected, but this result is from only one pair of twin holes. This result suggests that the recent RC drilling in the WWZ may have underestimated the actual gold grade of the intervals. However, the Company cautions that considerably more work is required to confirm this interpretation and there can be no accurate quantitative conversion from historical assay results from RC drilling to implied assays from core drilling.

The strong results from core hole BHSE-212C further reinforce the benefits of core drilling beneath the water table at the WWZ. However, the results from nearby RC hole BHSE-209 are also interesting. The results reported here from BHSE-209 are moderately encouraging, but the average grade of these intervals is lower than that reported from the original WWZ discovery holes (approximately 50m to the west). In fact, the mineralized zone in BHSE-209 is much broader than implied by the table above. Applying a cutoff grade of 0.2 g/t gold and allowing for minor internal waste, the bottom of the Dunderberg Shale averaged 0.70 g/t gold over 19.9 meters in this RC hole. This is a substantial zone of elevated gold in an area that has typically averaged higher grade in historic drilling. Based on this possible discrepancy, Timberline has targeted BHSE-209 as one of the first holes to be twinned with core drilling during the spring of 2022. There will be several additional core twins of previously reported RC holes during the upcoming program.

The recent results also highlight several target areas for possible expansion of the WWZ footprint. Core hole BHSE-220C opened a possible target corridor of shallower high-grade mineralization well north of previous drilling along two structures. The intercept is open to the northwest, north, and east (Figure 1).  Approximately 400 meters south-southwest, the mineralization encountered in BHSE-212C is wide open for follow-up drilling to the east and south (Figure 2). The pursuit of this mineralization to the south may be particularly important because the Lookout Mountain resource occupies a corridor of more than 1.5km south from this point, and its eastern flank is largely untested. Targets to the east will also be evaluated because of the favorable structural setting offered by the Buried Normal Fault and the IP chargeability anomaly occupying the Graben Zone.

There are also assays pending from several drill holes at the Oswego Target, approximately 1.2 km east of the Water Well Zone. These results should be released in early April. The Company expects significant follow-up work to be necessary at Oswego as well.

Sampling Methodology, Chain of Custody, Quality Control and Quality Assurance

Collection of reverse circulation samples was completed under the supervision of a Company representative. Personnel from Timberline or the drilling contractors transported the samples to Timberline’s secure Eureka facility. Cutting and sampling of core samples was also directed by Timberline representatives. ALS USA Inc. (ALS) personnel picked up samples from Timberline’s Eureka facility for sample preparation in Elko, Nevada or Tucson, Arizona. Quality control was monitored by the insertion of numerous blind certified standard reference materials, field duplicates, and blanks into each sample shipment. Drill samples were assayed by ALS for gold by fire assay of a 30-gram charge with an AA or ICP-ES finish (ALS code Au-AA23). The overlimits for gold samples assaying above 10 g/t were determined by a 30-gram fire assay with gravimetric finish. Satisfactory results were achieved for all quality control samples related to the data reported herein. In addition, gold mineralized samples were submitted for multi-element analysis (33 elements) by four-acid digestion and ICP-ES determination (code ME-ICP61).

4 | TIMBERLINE RESOURCES

Steven Osterberg, Ph.D., P.G., Timberline’s Vice President Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release. Dr. Osterberg is not independent of the Company as he is an officer.

Timberline Resources Webinar

The Company is also pleased to announce that President and CEO, Patrick Highsmith, and Vice President of Exploration, Steve Osterberg, will be presenting the latest update from the Company's Eureka project in a live webinar taking place on Thursday, March 10th at 1 p.m. PT / 4 p.m. ET. The webinar will be hosted by Focus Communications Investor Relations (FCIR) and Cory Fleck of the Korelin Economics Report. Participants are encouraged to submit any questions for the company prior to the event by e-mailing FCIR at info@fcir.ca.

Event Details

Date: Thursday, March 10th

Time: 1 p.m. PT/ 4 p.m. ET

Registration: https://event.webinarjam.com/channel/TBR

About Timberline Resources

Timberline Resources Corporation is focused on delivering high-grade Carlin-Type gold discoveries at its district-scale Eureka Project in Nevada. The Eureka Property includes the historic Lookout Mountain and Windfall mines in a total property position of approximately 24 square miles (62 square kilometers). The Lookout Mountain Resource was reported in compliance with Canadian NI 43-101 in an Updated Technical Report on the Lookout Mountain Project by Mine Development Associates, Effective March 1, 2013, filed on SEDAR April 12, 2013 (see Cautionary Note to US Investors below).

Resource Category	Tonnage (million short tons)	Grade (oz/ton)	Grade (grams/tonne)	Contained Au (troy oz)
Measured	3.04	0.035	1.2	106,000
Indicated	25.90	0.016	0.6	402,000
Inferred	11.71	0.012	0.41	141,000

The Company is also operator of the Paiute Joint Venture Project with Nevada Gold Mines in the Battle Mountain District. These properties lie on the prolific Battle Mountain-Eureka gold trend. Timberline also controls the Seven Troughs Project in northern Nevada, which is one of the state's highest-grade former gold producers. Timberline controls over 43 square miles (111 square kilometers) of mineral rights in Nevada. Detailed maps and mineral resources estimates for the Eureka Project and NI 43-101 technical reports for its projects may be viewed at http://timberlineresources.co/.

5 | TIMBERLINE RESOURCES

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

On behalf of the Board of Directors,

“Patrick Highsmith”

President and CEO

Tel:   208-664-4859

Cautionary Note to U.S. Investors: The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource” and “inferred mineral resource,” as used on Timberline’s website and in its news releases are Canadian mining terms that are defined in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”). These Canadian terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC by U.S. registered companies.  The SEC permits U.S. companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. Accordingly, note that information describing the Company’s “mineral resources” is not directly comparable to information made public by U.S. companies subject to reporting requirements under U.S. securities laws. U.S. investors are urged to consider closely the disclosure in the Company’s Form 10-K which may be secured from the Company, or online at http://www.sec.gov/edgar.shtml.

Forward-looking Statements: Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These include, but are not limited to, statements regarding the advancement of projects, the footprint and continuity of mineralization, the growth of resources, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend", “growth opportunity” and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company's Form 10-K for the year ended September 30, 2021. Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

6 | TIMBERLINE RESOURCES